SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 13, 2004

LAS VEGAS SANDS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-42147	04-3010100
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 414-1000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

                         On September 13, 2004, the Registrant appointed Scott Henry, age 39, as its Senior Vice President and Chief Financial Officer. The prior principal financial officer, Harry D. Miltenberger, continues to serve the Registrant as Chief Accounting Officer.

                         From May 2001 until September 2004, Mr. Henry was a Managing Director in the Telecommunications, Media and Technology Group at ABN AMRO Incorporated. From January 2000 to May 2001, he was a Managing Director in the Telecommunications Group at ING Barings in New York. Prior to joining ING Barings, Mr. Henry was a Managing Director in the Media, Entertainment and Communications Group at Prudential Securities and the Head of Prudential’s Gaming and Leisure practice. Mr. Henry joined Prudential in March 1997.

                         The Registrant intends to enter into an employment agreement with Mr. Henry.

        Item 9.01. Financial Statements and Exhibits

        (c)             Exhibits.

99.1	Press Release of Las vegas Sands, Inc. dated September 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 16, 2004

LAS VEGAS SANDS, INC. By: /s/ Harry D. Miltenberger —————————————— Name: Harry D. Miltenberger Title: Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit number	Description

99.1	Press Release of Las vegas Sands, Inc. dated September 13, 2004